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                            ACACIA RESEARCH CORPORATION

                        NONSTATUTORY STOCK OPTION AGREEMENT


THIS AGREEMENT is dated as of the _____ day of ________,_______ by and between Acacia Research Corporation, a California corporation (the "Corporation") and _____________________ (the "Optionee").

                                W I T N E S S E T H

WHEREAS, the Committee believes that the grant of an Option to the Optionee will promote the interests of the Corporation by inducing the Optionee to render faithful and efficient services to the Corporation; and

WHEREAS, pursuant to the Acacia Research Corporation 1996 Stock Option Plan (the "Plan"), the Corporation has granted to the Optionee, effective as of the ______ day of _________, ______ (the "Award Date"), a Nonstatutory Option to purchase all or any part of __________ authorized but unissued Shares, par value, upon the terms and conditions set forth herein and in the Plan (the "Option").

     NOW, THEREFORE, in consideration of the past and prospective services rendered and to be rendered by the Optionee, and the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

     2. GRANT OF OPTION. This Nonstatutory Stock Option agreement evidences the Corporation's grant to the Optionee of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of _________ authorized but unissued Shares at the price of _______ per Share (the "Exercise Price"). The Corporation has granted the Option as a matter of separate inducement in connection with the Optionee's employment, and not in lieu of any salary or other compensation for the Optionee's services.

     3.   TERM.  The Option shall expire on __________, _____ (the Expiration
Date").

     4.   VESTING OF OPTION.

     The Option shall vest in installments for a number of shares (subject to adjustment as provided in Section 12) as follows:

          Date of Vesting               Number of Shares (subject
          of Option                     to adjustment) as to
          Installment                   which Option vests

          _____________                 __________________


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     5.   EXERCISABILITY OF OPTION.  No Options shall become exercisable prior to six months after the Award Date. After such date, the Option (as to vested shares only) may be exercised in whole or in part, at the discretion of the Optionee, from time to time until its expiration or earlier termination. To the extent that the Optionee does not in any period purchase all or any part of the Shares to which the Optionee is entitled, the Optionee has the right cumulatively thereafter to purchase any Shares not so purchased and such right shall continue until the Option terminates or expires. Fractional Share interests shall be disregarded, but may be cumulated for purposes of determining how many Shares have been purchased at any time under the Option. No fewer then 1,000 Shares may be purchased at any time, unless the number purchased is the total number then available for purchase under the Option.

     6.   METHOD OF EXERCISE OF OPTION.

          (a) WRITTEN NOTICE. Each exercise of the Option shall be by written notice of exercise duly delivered to the Corporation, specifying the number of Shares with respect to which the Option is being exercised.

          (b) PAYMENT. Such written notice must be accompanied by payment in full for the Shares to be purchased, and payment may take the following form:

               (i) lawful money of the United States of America or a certified or bank cashier's check;


          (c) SECURITIES LAWS. The written notice of exercise shall specify that the Shares are being acquired by the Optionee for investment only and not with a view to resale or distribution.

     7. WITHHOLDING TAXES. Upon the exercise of the Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations arising in connection with the exercise of the Option. The Optionee agrees that on disposition of Shares acquired by exercising the Option, the Optionee shall comply with all requirements of the Committee for satisfaction of any federal, state, local or foreign withholding tax obligations arising in connection with the disposition of the Shares.

     8. EFFECT OF TERMINATION OF EMPLOYMENT/SERVICES TO CORPORATION. Should the Optionee cease to provide services to the Corporation, the effect of such termination Optionee's rights and benefits of Option are dependent on the circumstances surrounding such termination, which are as follows:

               (i) Options shall cease to vest on the date of termination of Optionee's employment with or provision of services to the Corporation;

               (ii) except as provided in clause (iii) below, the Option may be exercised at any time with in one year after Optionee's termination of employment with or provision of services to the Corporation (to the extent it was exercisable on such date);


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               (iii)     if Optionee's employment with or provision of services
          to the Corporation was terminated for cause (as determined by the Committee in its sole discretion), the Option and all rights hereunder, to the extent not previously exercised, shall terminate and become null and void at such time as Optionee ceases to be employed by the Corporation;

               (iv) if an Optionee dies while employed by or in the midst of providing services to the Corporation or during the period referred to in clause (ii) above, the Option shall expire one year after the date of death. During the one year period after the death of the Optionee, the Option may be exercised (to the extent it was exercisable as of the date of death or earlier termination of such Optionee's employment or provision of services) by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution;

               (v) if an Optionee's employment by or provision of services to the Corporation was terminated as a result of a "permanent and total disability" within the meaning of Section 22(e) (3) of the Code, the Optionee or the Optionee's personal representative as an agent for the Optionee, shall have one year from the date of termination of employment/provision of services to exercise the Option (to the extent it was exercisable on such date).

Nothing in this Section 8 shall be deemed to extend the term of the Option beyond the Expiration Date nor to limit the Corporation's ability to terminate the Option at an earlier date pursuant to the other provision of this Agreement and the Plan.

     9. NON-TRANSFERABILITY OF OPTION. This Option and any other rights of the Optionee under this Agreement or the Plan are non-transferrable as provided in Section 6 of the Plan.

     10. NO RIGHTS AS SHAREHOLDER. The Optionee, or a transferee of the Optionee, has no rights as a shareholder with respect to any Shares covered by an Option until the date of the issuance of a stock certificate for such Shares.

     11. MODIFICATION, EXTENSION AND ASSUMPTION OF OPTION. The Option may be modified, extended or assumed from time to time by the Committee within the limitations of and by the means specified in Section 10 of the Plan.

     12.  ADJUSTMENT OF OPTION

          (a) GENERALLY. As provided in Section 9 of the Plan, the Committee may make adjustments to the number of Shares covered by the Option, the Exercise Price of the Option or any other Provision in this Agreement that the Committee deems necessary or advisable to adjust.

          (b) REORGANIZATIONS. In the event that the Corporation is a party to a merger or other reorganization, or in contemplation of such a merger or other reorganization, and to the extent that the Committee, in its sole discretion, so directs, the Corporation may:


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               (i)       terminate the Option by paying the Optionee the
          difference between the Exercise Price and the consideration to be received by stockholders of the Corporation for "in-the-money" options and terminate all other options without payment;

               (ii) provide for assumption of the Option by the surviving corporation;

               (iii) if the Corporation is a surviving corporation, continue the Option; or

               (iv) take any action with respect to the Option that the Committee, in its sole discretion, deems necessary or advisable.

     13. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing addressed to the Corporation at its principal office located at 12 South Raymond Avenue, Pasadena, California 91105, to the attention of Kathryn King-Van Wie, and to the Optionee at the address given beneath the Optionee's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

     14. PLAN. The Option is subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the Plan. The Optionee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference.

     15. SUCCESSORS. Subject to the Plan, where the context permits, "Optionee" as used in this Nonstatutory Stock Option Agreement shall include the Optionee's executor, administrator or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

     16. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his or her hand.


ACACIA RESEARCH CORPORATION


                                        By__________________________________

                                        Title_______________________________

                                        OPTIONEE

                                        ____________________________________
                                        (Signature)

                                        ____________________________________
                                        (Print Name)

                                        ____________________________________
                                        (Address)

                                        ____________________________________
                                        (City, State, Zip Code)